Exhibit 32.1

CERTIFICATION

In connection with the periodic report of ClearSign Technologies Corporation (the “Company”) on Form 10-K for the year ended December 31, 2024 as filed with the Securities and Exchange Commission (the “Report”), we, Colin J. Deller, Chief Executive Officer (Principal Executive Officer) and Brent Hinds, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

x
Date: March 31, 2025

/s/ Colin J. Deller
Colin J. Deller
Chief Executive Officer (Principal Executive Officer)

Date: March 31, 2025

/s/ Brent Hinds
Brent Hinds
Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report